EXHIBIT A

DEED OF GUARANTEE IN RESPECT OF THE AUSTRALIAN GOVERNMENT GUARANTEE OF STATE AND TERRITORY BORROWING

DEED
DEED OF GUARANTEE IN RESPECT OF THE AUSTRALIAN GOVERNMENT GUARANTEE OF STATE AND TERRITORY BORROWING

	CONTENTS

1.	Interpretation	2
1.1.	Definitions	2
1.2.	Interpretation	3
1.3.	Commencement Date	4
1.4.	Eligibility Certificates	4
2.	Guarantee	4
3.	Claims	5
4.	Benefit of Guarantee	5
5.	Preservation of Rights	5
6.	Amendment and termination	5
7.	Notices	5
8.	Governing law	5

Page i

DEED OF GUARANTEE

Date

This Deed of Guarantee is dated the 24th day of July 2009.

Parties

This Deed of Guarantee is made by:

THE COMMONWEALTH OF AUSTRALIA (the Commonwealth)

IN FAVOUR OF

THE BENEFICIARIES being persons to whom the Guaranteed Liabilities are from time to time owed (the Beneficiaries).

Context

This Deed of Guarantee is made in the following context:

A.	The Commonwealth wishes to support the capacity of Australian State and Territory Governments to access credit markets.

B.	With the exception of the ACT, which does not have a separate Issuing Entity, Those Guaranteed guarantee the borrowings of their Issuing Entities.

C.
In accordance with this Deed of Guarantee, the Commonwealth guarantees payments of specific issued securities in respect of borrowing of Those Guaranteed, to the extent of any Guaranteed Liability. This Guarantee applies where the relevant State or Territory defaults in its obligations to security-holders whether as the guarantor of the borrowings of Issuing Entities, or, in the case of the ACT, as the Issuing Entity.

NOW THIS DEED OF GUARANTEE WITNESSES as follows:

1.	Interpretation

1.1.	Definitions

1.1.1.	Unless the contrary intention appears a term in bold type has the meaning shown opposite it:

Australian Capital Territory
means:
(a)    when used in a geographical sense, the Australian Capital Territory; and
(b)    when used in any other sense, the body politic established by section 7 of the Australian Capital Territory (Self-Government) Act 1988 (Cwlth).

Beneficiary
means a person to whom a Guaranteed Liability from time to time is owed but does not include an Issuing Entity, or any of Those Guaranteed, where the Guaranteed Liability in question was issued by or on behalf of or is guaranteed by that State or Territory.

Business Day	means a day (excluding Saturday and Sunday) on which banks are generally open in the Australian Capital Territory for the transaction of banking business.
Commencement Date	means the date set out in Clause 1.3.1.
Due Date	has the meaning given to it in Clause 2.1.1.b.
Eligibility Certificate	means a certificate issued in accordance with the Scheme Rules.
Existing Bond Line	has the meaning given to it in the Scheme Rules.
Final Issuance Date	means the date determined by the Commonwealth in accordance with the Scheme Rules.
Guaranteed Liability	means a liability that is within an Existing Bond Line or New Bond Line (as applicable) that is the subject of an Eligibility Certificate and that is issued on or before the Final Issuance Date.
Issuing Entity
means any of the following:
a.    the New South Wales Treasury Corporation, constituted under the Treasury Corporation Act 1983 (NSW);
b.    the Treasury Corporation of Victoria established under the Treasury Corporation of Victoria Act 1992 (Vic);
c.    the Queensland Treasury Corporation originally constituted under the Statutory Bodies Financial Arrangements Act 1982 (QLD) and continued and preserved in existence under the Queensland Treasury Corporation Act 1988 (QLD) under the name and style "Queensland Treasury Corporation";

d.    the Western Australian Treasury Corporation established under the Western Australian Treasury Corporation Act 1986 (WA);
e.    the South Australian Government Financing Authority, a corporation established under the Government Financing Authority Act 1982 (SA);
f.    the Tasmanian Public Finance Corporation, established under the Tasmanian Public Finance Corporation Act 1985 (Tas);
g.    the Northern Territory Treasury Corporation, established under the Northern Territory Treasury Corporation Act 1994 (NT);
h.    the Australian Capital Territory, the body politic established by section 7 of the Australian Capital Territory (Self-Government) Act 1988 (Cwlth).

New Bond Line	has the meaning given to it in the Scheme Rules.
Scheme Rules	means the rules for the Australian Government Guarantee of State and Territory Borrowing Scheme published on www.stateguarantee.gov.au
Those Guaranteed
means any of the following:
a.   the State of New South Wales;
b.   the State of Victoria;
c.   the State of Queensland;
d.   the State of Western Australia;
e    the State of South Australia;
f.    the State of Tasmania;
g.   the Northern Territory;
h.   the Australian Capital Territory

1.2.	Interpretation

1.2.1.	Any reference in this Guarantee to a Clause or the Schedule is, unless otherwise stated, to a clause hereof or the schedule hereto.

1.2.2.
Any reference in this Guarantee to "this Guarantee" shall be deemed to be a reference to this Guarantee as a whole and not limited to the particular clause, schedule or provision in which the relevant reference appears and to this Guarantee as varied, amended, supplemented or substituted from time to time.

1.2.3.	In this Guarantee, unless the contrary intention appears:

a.	Words and expressions defined in the Scheme Rules have the same meanings where used in this Guarantee;

b.	The headings in this Guarantee are inserted for convenience only and shall be of no legal effect;

c.	Words denoting the singular number only shall include the plural and vice versa;

d.	A reference to a person includes a body politic, body corporate or partnership;

e.	The word "includes" in any form is not a word of limitation;

f.	A reference to a person includes that person's administrators, successors and permitted assigns; and

g.	Any reference to time of day shall be a reference to that time of day in the Australian Capital Territory.

1.3.	Commencement Date

1.3.1.	This Guarantee commences on 24 July 2009.

1.4.	Eligibility Certificates

1.4.1.	A Beneficiary may rely upon the issue of an Eligibility Certificate as conclusive evidence that the liability described in the Eligibility Certificate is a Guaranteed Liability.

2.	Guarantee

2.1.1.	Subject to the terms of this Guarantee, the Commonwealth irrevocably:

a.	guarantees to the Beneficiaries the payment by each of Those Guaranteed of each of their respective Guaranteed Liabilities; and

b.
undertakes in favour of the Beneficiaries that, whenever one of Those Guaranteed does not pay a Guaranteed Liability owed by it on the date on which the Guaranteed Liability becomes due and payable (the "Due Date"), the Commonwealth shall, upon a claim by a Beneficiary made in accordance with Clause 3.1.1, and following the expiry of any applicable grace period, pay that Guaranteed Liability in accordance with the Scheme Rules.

2.1.2.
The Commonwealth shall not be liable under Clause 2.1.1 in respect of any Guaranteed Liability which has been varied, amended, waived, released, novated, supplemented, extended or restated in any material respect without the written consent of the Commonwealth.

3.	Claims

3.1.1.	A claim by a Beneficiary for payment under this Guarantee must be in accordance with the Scheme Rules.

4.	Benefit of Guarantee

4.1.1.
This Guarantee shall inure to the benefit of each Beneficiary and its administrators, successors and permitted assigns. Such administrators, successors and permitted assigns shall be entitled to enforce this Guarantee against the Commonwealth.

5.	Preservation of Rights

5.1.1.	The obligations of the Commonwealth under this Guarantee are continuing obligations despite any intermediate payment or settlement of a claim in respect of a specific Guaranteed Liability.

6.	Amendment and termination

6.1.1.
Subject to Clause 6.1.2 below, this Guarantee shall terminate at midnight on the date which is one hundred and eighty-six (186) calendar months after the Final Issuance Date but without prejudice to the rights of any Beneficiary in respect of a valid claim lodged prior to that time.

6.1.2.	The Commonwealth may extend the date of termination of this Guarantee at any time prior to termination in accordance with the Scheme Rules.

6.1.3.
The Commonwealth may amend the terms of this Guarantee at any time at its discretion by publishing such amendment on the website referred to in the Scheme Rules provided that (except insofar as such amendment is required by law) such amendment does not reduce the Commonwealth's obligations to the Beneficiaries in a manner which is prejudicial to the interests of the Beneficiaries in respect of any subsisting Guaranteed Liability.

7.	Notices

7.1.1.	Any notice or other communication under this Guarantee shall be given in accordance with the Scheme Rules.

8.	Governing law

8.1.1.	This Guarantee is governed by, and shall be construed in accordance with, and any matter related to it is to be governed by, the law of the Australian Capital Territory.

Executed as a Deed.

Signatures

SIGNED for and on behalf of the Commonwealth of Australia by:	) ) )	/s/ The Hon. Wayne Swan
The Honourable Wayne Swan MP, Treasurer		Signature
In the presence of: Andrew Thomas		/s/ Andrew Thomas
Name of Witness		Signature of witness